UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 2, 2009

BIOSTAR PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-147363 (Commission File Number)	20-5101287 (IRS Employer Identification No.)

No. 588 Shiji Avenue, Xiangyang City, Shaanxi Province, The People’s Republic of China (Address of principal executive offices)	712046 (Zip Code)

Registrant’s telephone number, including area code: 86-029-33686638

Copies to:
Marc J. Ross, Esq.
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Item 3.02.                      Unregistered Sales of Equity Securities.

Securities Purchase Agreement

On November 2, 2009 (the “Closing Date”), Biostar Pharmaceuticals, Inc. (the “Company”) entered into and closed on a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Investors purchased 2,060,000 shares of our series B convertible preferred stock (“Series B Preferred Stock”) with attached warrants to purchase a total of 500,000 shares of our common stock (the “Warrants”) for an aggregate purchase price of $3,605,000 (the “Purchase Price”).  The Series B Preferred Stock is convertible into 2,060,000 shares of our common stock.   The Series B Preferred Stock does not pay annual dividends and shall not have any voting rights except as required by law.

The Warrants are exercisable for a period of five years from the date of issuance at an initial exercise price of $3.00.  The Investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement.  In the event the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.  The Company shall have the right at any time, on at least forty-five (45) day written notice, to redeem the outstanding Warrants at a price of one cent ($.01) per share provided the market price of the Company’s Common Stock shall equal or exceed $4.50 on each trading day for the consecutive twenty (20) trading days in the period ending on the trading day prior to the date that the Company intends to redeem the Warrants.  The Series B Preferred Stock and the Warrants are collectively referred to herein as the “Securities”.

The Series B Preferred Stock is subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company and both the conversion price of the Series B Preferred Stock and the exercise price of the Warrants are subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.  The full ratchet and anti-dilution protection provided for in the Series B Preferred Stock for subsequent lower price issuances shall be null and void and shall have no further force or effect if EITF 07-5, as such may amended, supplemented or modified by any accounting guidance and/or announcement(s) issued by the Financial Accounting Standards Board, the Emerging Issues Task Force or any other regulatory authority, will adversely effect the Company’s financial condition as a result of such provision.

The Company has agreed that if its common stock is not listed on a national securities exchange within one hundred and forty-five (145) days of the Closing Date, the Company shall pay the Investors as liquidated damages and not as a penalty, an amount equal to twelve percent (12%) per annum, based on the lesser of (i) the Purchase Price or (ii) that percentage of the Purchase Price which the shares of common stock issuable upon conversion of the Series B Preferred Stock and issuable upon exercise of the Warrants (the “Underlying Shares”) bears to the number of shares of common stock initially issuable upon conversion of the Series B Preferred Stock, provided, however, such payment of liquidated damages shall not accrue until the Company fulfills all of its requirements for listing on a national securities exchange.

The Investors have contractually agreed to restrict their ability to convert the Series B Preferred Stock and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 9.9% of the Company’s then issued and outstanding shares of common stock.

The Investors have also agreed that they shall convert the Series B Preferred Stock or exercise the Warrants so that at all times after the Closing Date they shall collectively own 9.9% of the Company’s outstanding voting securities, provided, that the Investors will not be required to comply with such provision if, in the aggregate, they collectively hold less that 9.9% of the Company’s outstanding voting securities after conversion of all the Series B Preferred Stock and upon exercise of the Warrants.

Within sixty (60) days after the Closing Date, the Company shall retain a top 10 audit firm that is mutually acceptable to the Company and the Investors.

The Company will use the net proceeds from the sale of the Series B Preferred Stock and the exercise of the Warrants, after payment of legal fees and other closing costs, for the purchase of assets through its wholly-owned subsidiary, Shaanxi Biostar Biotech Ltd.  The Company has also agreed to allocate $350,000 which will be retained in escrow pursuant to that certain closing escrow agreement entered into between the Company, the Investors and the Escrow Agent, for the payment of professional fees, including audit, legal, investor relations and expenses related to the listing on a national securities exchange, which are payable after the Closing Date.

The securities were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Make Good Securities Escrow Agreement

As an inducement for the Investors to enter into the Purchase Agreement, on November 2, 2009,  the Company entered into a Make Good Securities Escrow Agreement with the Investors and Sichenzia Ross Friedman Ference LLP (the “Escrow Agent”) whereby the Company has agreed to deliver to the Escrow Agent (i) resolutions executed by the Board of Directors of the Company and (ii) irrevocable instructions of the transfer agent executed by the Company for the issuance of up to an additional 2,000,000 shares of common stock and/or Series B Preferred Stock (the “Make Good Shares”), at the option of the Investors, in the event the Company fails to achieve certain financial performance thresholds for the 12-month periods ended December 31, 2009 and December 31, 2010 as described below:

(a) For purposes thereof, (i) “Income from Operations” shall mean income from operations determined in accordance with generally accepted accounting principles plus any charges relating to the transaction, including the issuance of the Series B Preferred Stock, Warrants and any other securities issuable pursuant to the Purchase Agreement, (ii) “2009 Target Number” shall mean the Company’s Income from Operations for the year ended December 31, 2009 is less than $15,900,000.00 and (iii) “2010 Target Number” shall mean the Company’s Income from Operations for the year ended December 31, 2010 is less than $21,100,000.00.

(b) If the percentage shortfall for the 2009 Target Number is between one percent (1%) and ten percent (10%), then for every one percent (1%) of shortfall, the Company shall instruct the Escrow Agent to deliver such number of Make Good Shares which is equal to the percentage shortfall multiplied by the total number of Make Good Shares in the ratio of their initial purchase of Securities.  If the percentage shortfall for the 2009 Target Number is between ten percent (10%) and twenty-five percent (25%), then for every one percent (1%) of shortfall between one percent (1%) and ten percent (10%), the Company shall deliver to the Investors or the Company shall instruct the Escrow Agent to deliver such number of Make Good Shares to the Investors which is equal to the percentage shortfall multiplied by the total number of Make Good Shares in the ratio of their initial purchase of Securities and for every one percent (1%) of shortfall between ten percent (10%) and twenty-five percent (25%), the Company shall deliver to the Investors or the Company shall instruct the Escrow Agent to deliver such number of Make Good Shares to the Investors which is equal to the two times the percentage shortfall multiplied by the total number of Make Good Shares in the ratio of their initial purchase of Securities.  If the percentage shortfall for the 2009 Target Number is equal to or greater than twenty-five percent (25%), then the Escrow Agent shall deliver all of the Make Good Shares then held by the Escrow Agent to the Investors in the ratio of their initial purchase of Securities.

(c) If the percentage shortfall for the 2010 Target Number is between one percent (1%) and ten percent (10%), then for every one percent (1%) of shortfall, the Company shall deliver to the Investors or the Company shall instruct the Escrow Agent to deliver such number of Make Good Shares to the Investors which is equal to the percentage shortfall multiplied by the total number of Make Good Shares in the ratio of their initial purchase of Securities.  If the percentage shortfall for the 2010 Target Number is between ten percent (10%) and twenty-five percent (25%), then for every one percent (1%) of shortfall between one percent (1%) and ten percent (10%), the Company shall deliver to the Investors or the Company shall instruct the Escrow Agent to deliver such number of Make Good Shares to the Investors which is equal to the percentage shortfall multiplied by the total number of Make Good Shares in the ratio of their initial purchase of Securities and for every one percent (1%) of shortfall between ten percent (10%) and twenty-five percent (25%), the Company shall deliver to the Investors or the Company shall instruct the Escrow Agent to deliver such number of Make Good Shares to the Investors which is equal to the two times the percentage shortfall multiplied by the total number of Make Good Shares in the ratio of their initial purchase of Securities.  If the percentage shortfall for the 2010 Target Number is equal to or greater than twenty-five percent (25%), then the Escrow Agent shall deliver all of the Make Good Shares then held by the Escrow Agent to the Investors in the ratio of their initial purchase of Securities.

(d) The distribution of Make Good Shares shall be made within five (5) business days after the Company files its Form 10-K with the Securities and Exchange Commission (the “SEC”) for the applicable year.  In the event that the Company does not file its Form 10-K for the year ended December 31, 2009 or 2010 with the SEC within thirty (30) days after the date that filing was required, after giving effect to any extension pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended, all of the Make Good Shares shall be delivered to the Investors.

Closing Escrow Agreement

On November 2, 2009, the Company entered into a Closing Escrow Agreement with the Investors and Sichenzia Ross Friedman Ference LLP, as the Escrow Agent (the “Closing Escrow Agreement”).  In accordance with the Closing Escrow Agreement, prior to the disbursement of the Purchase Price, the Escrow Agent allocated a portion of the Purchase Price and held such portion in a separate escrow account for the payment of professional fees which are payable after the Closing Date, including audit, legal, investor relations and expenses related to the listing on a national securities exchange, in the aggregate amount of $350,000.

The escrow account was established and funded prior to the Closing Date and the said proceeds, net of the amounts withheld, were disbursed on the Closing Date.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01.                       Financial Statements and Exhibits.

Exhibit Number	Description
3.1
Articles Supplementary to the Articles of Incorporation of Biostar Pharmaceuticals, Inc. designating the Series B Convertible Preferred Stock as filed with the State Department of Assessments and Taxation of Maryland

4.1	Form of November 2009 Warrant
99.1 99.2
Stock Purchase Agreement, dated November 2, 2009, by and between the Company and the Investors Signatory Thereto

Make Good Escrow Agreement, dated November 2, 2009, by and between the Company, the Investors signatory thereto and Sichenzia Ross Friedman Ference LLP, as escrow agent.

99.3	Closing Escrow Agreement, dated November 2, 2009, by and between the Company, the Investors signatory thereto and Sichenzia Ross Friedman Ference LLP, as escrow agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAR PHARMACEUTICALS, INC.

Dated: November 2, 2009
By: /s/ Elaine Zhao
Name: Elaine Zhao
Title:   Chief Financial Officer